Exhibit 99.1

National Bank Holdings Corporation Announces
Regulatory Approvals for the Acquisition of Peoples, Inc.

GREENWOOD VILLAGE, Colo.,-(PR Newswire)- National Bank Holdings Corporation (NYSE: NBHC) (“NBH” or the “Company”) today announced it has received regulatory approvals from the Federal Reserve Board and the State of Colorado Division of Banking for the previously announced acquisition of Peoples, Inc.   The acquisition is subject to customary closing conditions and is expected to close in early January 2018.

“We are pleased to have received the required regulatory approvals and look forward to closing this acquisition in the next few weeks,” said Tim Laney, CEO of National Bank Holdings Corporation. “Both NBH and Peoples associates have been working together to ensure a smooth transition and our systems conversion, scheduled for the first quarter 2018, remains on track. We continue to be very pleased to have the Peoples organization, including their associates, clients and communities, become a part of the NBH family.”

The transaction adds approximately $905 million of assets, $543 million of loans held for investment and $733 million of deposits, as of September 30, 2017, as well as a complementary franchise-centric, retail mortgage business, which has originated over $1.0 billion of loans per year.  Following completion of the acquisition, the Company expects to be approximately $5.6 billion in consolidated total assets, with $3.7 billion in loans and $4.7 billion in deposits across a five-state footprint of Colorado, Kansas, Missouri, New Mexico and Texas.  In particular, the Peoples acquisition strengthens the NBH franchise in the attractive and growing markets of the Colorado Front Range and Johnson and Douglas counties in Kansas, including Overland Park and Lawrence.

Pursuant to the merger agreement that the parties executed in June 2017, Peoples has wound down its national mortgage business, operated out of its Kansas-based Peoples Bank. The national mortgage business was operated separate and apart from the Peoples Bank community banking operations, and will not be operated by NBH.  Peoples shareholders have agreed to indemnify NBH for all liabilities associated with the national mortgage business, including with respect to the restitution required by the consent order entered into by Peoples Bank and the Federal Reserve Board on November 28, 2017.  NBH is not a party to this consent order.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality client service and committed to shareholder results. National Bank Holdings Corporation operates a network of 85 banking centers located in Colorado, the greater Kansas City region and Texas. Through the Company’s subsidiary, NBH Bank, it operates under the following brand names: Bank Midwest in Kansas and Missouri, Community Banks of Colorado in Colorado, and Hillcrest Bank in Texas.

More information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in the Company’s most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: ability to meet other closing conditions to the merger on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the NBH and Peoples businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

For more information visit: bankmw.com,  cobnks.com,  hillcrestbank.com or nbhbank.com. Or, follow us on any of our social media sites:

Bank Midwest: facebook.com/bankmw,  twitter.com/bank_mw,  instagram.com/bankmw;

Community Banks of Colorado: facebook.com/cobnks,  twitter.com/cobnks,  instagram.com/cobnks;

Hillcrest Bank: facebook.com/hillcrestbank,  twitter.com/hillcrest_bank;

NBH Bank: twitter.com/nbhbank;

or connect with any of our brands on LinkedIn.

Contact

Analysts/Institutional Investors:

Brian Lilly, 720-529-3315

Chief Financial Officer; Chief of M&A and Strategy

blilly@nationalbankholdings.com

or

Media:

Whitney Bartelli, 816-298-2203

Chief Marketing Officer

whitney.bartelli@nbhbank.com

Source: National Bank Holdings Corporation